PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.37 PER SHARE FOR THE SECOND QUARTER

HUNT VALLEY, MARYLAND – July 30, 2009 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2009.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended June 30, 2009 of $28.6 million or $0.35 per common share.  The $28.6 million of FFO available to common stockholders for the second quarter of 2009 includes a net loss of $1.1 million associated with owned and operated assets, a non-recurring, non-cash charge of approximately $0.5 million relating to the write-off of deferred financing costs associated with the replacement of the Company’s old credit facility and $0.5 million of non-cash restricted stock expense.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.37 per common share for the three months ended June 30, 2009.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO excludes the impact of certain non-cash items and certain items of revenue or expenses, including: results of operations of owned and operated facilities during the period, the refinancing interest expense and restricted stock expense.  For more information regarding FFO and Adjusted FFO, see the “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended June 30, 2009, the Company reported net income of $19.8 million, net income available to common stockholders of $17.6 million, or $0.21 per diluted common share on operating revenues of $49.2 million.  This compares to net income of $17.1 million, net income available to common stockholders of $14.6 million, or $0.20 per diluted common share on operating revenues of $43.7 million for the same period in 2008.

For the six-month period ended June 30, 2009, the Company reported net income of $44.7 million, net income available to common stockholders of $40.2 million, or $0.49 per diluted common share on operating revenues of $98.3 million.  This compares to net income of $34.4 million, net income available to common stockholders of $29.4 million, or $0.41 per diluted common share on operating revenues of $84.6 million for the same period in 2008.

The year-to-date increases in net income and net income available to common stockholders were primarily due to the impact of: i) $4.0 million of net cash flow associated with legal settlements; ii) revenue associated with $60 million of new investments completed since June 2008; iii) a $1.9 million reduction in interest expense; and iv) a $4.3 million expense for uncollectible accounts receivable and a $1.5 million provision for impairment charge both recorded in 2008.  This impact was partially offset by: i) increased depreciation expense associated with the new investments; ii) a $2.1 million net loss associated with owned and operated assets and iii) a $0.5 million charge relating to the write-off of deferred financing credit facility costs.

SECOND QUARTER 2009 RESULTS

Operating Revenues and Expenses – Operating revenues for the three months ended June 30, 2009, excluding nursing home revenues of owned and operated assets and therefore on a non-GAAP basis, were $44.8 million.  Operating expenses for the three months ended June 30, 2009, on a non-GAAP basis excluding nursing home expenses for owned and operated assets, totaled $14.1 million, comprised of $11.0 million of depreciation and amortization expense, $2.6 million of general and administrative expenses and $0.5 million of restricted stock expense.  A reconciliation of these amounts to revenues and expenses reported in accordance with GAAP is provided at the end of this release.

Other Income and Expense – Other income and expense for the three months ended June 30, 2009 was a net expense of $9.7 million and was primarily comprised of $8.7 million of interest expense, $0.5 million of amortization of deferred financing costs and $0.5 million related to the write-off of deferred financing credit facility costs.

Funds From Operations – For the three months ended June 30, 2009, reportable FFO available to common stockholders was $28.6 million, or $0.35 per common share on 82.7 million weighted-average common shares outstanding, compared to $24.4 million, or $0.33 per common share on 73.0 million weighted-average common shares outstanding, for the same period in 2008.

The $28.6 million of FFO for the quarter includes the impact of a $1.1 million net loss associated with owned and operated assets, $0.5 million of non-cash restricted stock expense and $0.5 million write-off of deferred financing credit facility costs (see “Financing Activities” section below).  The $24.4 million of FFO for the three months ended June 30, 2008, includes the impact of: i) a $4.3 million non-cash expense for uncollectible accounts receivable; ii) $0.7 million one-time cash revenue; iii) $0.5 million of net cash proceeds received from a legal settlement; iv) $0.5 million of non-cash restricted stock expense; and v) $45,000 of non-cash FIN 46R consolidation adjustments required in 2008.

When excluding the above mentioned items in 2009 and 2008, Adjusted FFO was $30.7 million, or $0.37 per common share, for the three months ended June 30, 2009, compared to $27.9 million, or $0.38 per common share, for the same period in 2008.  The Company had 9.6 million additional weighted-average shares for the three months ended June 30, 2009, compared to the same period in 2008.  The increase in weighted-average common shares were primarily a result of: i) a 5.9 million common share offering on May 6, 2008; ii) a 6.0 million share common stock offering on September 19, 2008; and iii) approximately 1.3 million common shares issued under the Company’s Dividend Reinvestment and Common Stock Purchase Plan.  For further information, see the attached “Funds From Operations” schedule and notes.

FINANCING ACTIVITIES

New $200 Million Revolving Credit Facility – On June 30, 2009, the Company entered into a new $200 million revolving senior secured credit facility (the “New Credit Facility”).  Banc of America Securities LLC and Deutsche Bank Trust Company Americas were joint lead arrangers for the New Credit Facility. Bank of America, N.A. was the administrative agent and UBS Securities LLC and General Electric Capital Corporation participated in the New Credit Facility in various agent capacities.  The New Credit Facility will be used for acquisitions and general corporate purposes.

The New Credit Facility replaces the Company’s previous senior secured credit facility (the “Prior Credit Facility”).  The New Credit Facility matures in three years, on June 30, 2012, and includes an “accordion feature” that permits the Company to expand its borrowing capacity to $300 million in certain circumstances during the first two years thereof, and is currently priced at LIBOR plus 400 basis points with a 200 basis point LIBOR floor.

For the three-month period ended June 30, 2009, the Company recorded a non-recurring, non-cash charge of approximately $0.5 million relating to the write-off of deferred financing costs associated with the replacement of the Prior Credit Facility.  At June 30, 2009, the Company had $46.0 million of borrowings outstanding under the New Credit Facility.

Equity Distribution Agreement – On June 12, 2009, the Company entered into separate Equity Distribution Agreements with each of UBS Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each as sales agents and/or principal (the "Managers"). Under the terms of these agreements, the Company may sell shares of its common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $100,000,000. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager.  The Company will pay each Manager compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Manager, as sales agent, under the applicable agreement.

DIVIDENDS

Common Dividends – On July 15, 2009, the Company’s Board of Directors announced a common stock dividend of $0.30 per share to be paid August 17, 2009 to common stockholders of record on July 31, 2009.  At the date of this release, the Company had approximately 83.3 million outstanding common shares.

Series D Preferred Dividends – On July 15, 2009, the Company’s Board of Directors declared the regular quarterly dividends for the Company’s 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on July 31, 2009.  The stockholders of record of the Series D Preferred Stock on July 31, 2009 will be paid dividends in the amount of $0.52344 per preferred share on August 17, 2009.  The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period May 1, 2009 through July 31, 2009.

Dividend Reinvestment and Common Stock Purchase Plan – On April 29, 2009, the Company announced the reinstatement of the optional cash purchase component of the Dividend Reinvestment and Common Stock Purchase Plan, effective immediately for investments beginning May 15, 2009.  Existing participants in the Plan have been sent a letter from the Company discussing enrollment status and procedures.  All questions and requests in connection with the Plan should be directed to the Plan’s administrator, Computershare, at (800) 519-3111.

2009 ADJUSTED FFO GUIDANCE AFFIRMATION

The Company affirmed its 2009 Adjusted FFO available to common stockholders guidance of between $1.47 and $1.50 per diluted share, as previously announced on February 6, 2009.

The Company's Adjusted FFO guidance for 2009 excludes the impacts of future acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the Adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO guidance, but it is not obligated to do so.

The Company's Adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the completion of acquisitions, divestitures, capital and financing transactions, variations in restricted stock amortization expense, and the factors identified below may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, July 30, 2009, at 10 a.m. EDT to review the Company’s 2009 second quarter results and current developments.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At June 30, 2009, the Company owned or held mortgages on 254 SNFs and assisted living facilities with approximately 29,148 licensed beds (27,642 available beds) located in 28 states and operated by 25 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2009 Adjusted FFO Guidance Affirmation.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) the Company’s ability to maintain its credit ratings; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare finance industry; (xii) the potential impact of a general economic slowdown on governmental budgets and healthcare reimbursement expenditures; and (xiii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this material.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$1,378,811	$1,372,012
Less accumulated depreciation	(273,721)	(251,854)
Real estate properties – net	1,105,090	1,120,158
Mortgage notes receivable – net	100,630	100,821
	1,205,720	1,220,979
Other investments – net	29,744	29,864
	1,235,464	1,250,843
Assets held for sale – net	687	150
Total investments	1,236,151	1,250,993

Cash and cash equivalents	4,923	209
Restricted cash	6,602	6,294
Accounts receivable – net	79,228	75,037
Other assets	12,886	18,613
Operating assets for owned and operated properties	4,060	13,321
Total assets	$1,343,850	$1,364,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$46,000	$63,500
Unsecured borrowings – net	484,689	484,697
Accrued expenses and other liabilities	24,691	25,420
Operating liabilities for owned and operated properties	2,066	2,862
Total liabilities	557,446	576,479

Stockholders’ equity:
Preferred stock issued and outstanding – 4,340 shares Series D with an aggregate liquidation preference of $108,488	108,488	108,488
Common stock $.10 par value authorized – 200,000 shares: issued and outstanding – 82,872 shares as of June 30, 2009 and 82,382 as of December 31, 2008	8,287	8,238
Common stock – additional paid-in-capital	1,061,869	1,054,157
Cumulative net earnings	485,011	440,277
Cumulative dividends paid	(877,251)	(823,172)
Total stockholders’ equity	786,404	787,988
Total liabilities and stockholders’ equity	$1,343,850	$1,364,467

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues
Rental income	$41,225	$39,774	$82,400	$77,787
Mortgage interest income	2,895	2,550	5,771	3,529
Other investment income – net	539	582	1,150	1,218
Miscellaneous	130	829	204	2,067
Nursing home revenues of owned and operated assets	4,363	-	8,787	-
Total operating revenues	49,152	43,735	98,312	84,601

Expenses
Depreciation and amortization	10,990	9,713	21,921	19,109
General and administrative	2,607	2,446	5,286	5,014
Restricted stock expense	479	525	959	1,051
Impairment loss on real estate properties	-	-	70	1,514
Provision for uncollectible accounts receivable	-	4,268	-	4,268
Nursing home expenses of owned and operated assets	5,498	-	10,851	-
Total operating expenses	19,574	16,952	39,087	30,956

Income before other income and expense	29,578	26,783	59,225	53,645
Other income (expense):
Interest and other investment income	6	58	17	123
Interest	(8,712)	(9,745)	(17,485)	(19,430)
Interest – amortization of deferred financing costs	(500)	(500)	(1,000)	(1,000)
Interest – refinancing costs	(526)	-	(526)	-
Litigation settlements	-	526	4,527	526
Total other expense	(9,732)	(9,661)	(14,467)	(19,781)

Income before (loss) gain on assets sold	19,846	17,122	44,758	33,864
(Loss) gain on assets sold – net	(24)	-	(24)	46
Income from continuing operations	19,822	17,122	44,734	33,910
Discontinued operations	-	-	-	446
Net income	19,822	17,122	44,734	34,356
Preferred stock dividends	(2,272)	(2,481)	(4,543)	(4,962)
Net income available to common stockholders	$17,550	$14,641	$40,191	$29,394

Income per common share available to common stockholders:
Basic:
Income from continuing operations	$0.21	$0.20	$0.49	$0.41
Net income	$0.21	$0.20	$0.49	$0.42
Diluted:
Income from continuing operations	$0.21	$0.20	$0.49	$0.41
Net income	$0.21	$0.20	$0.49	$0.41

Dividends declared and paid per common share	$0.30	$0.30	$0.60	$0.59

Weighted-average shares outstanding, basic	82,573	72,942	82,485	70,811
Weighted-average shares outstanding, diluted	82,674	73,038	82,578	70,893

Components of other comprehensive income:
Net income	$19,822	$17,122	$44,734	$34,356
Total comprehensive income	$19,822	$17,122	$44,734	$34,356

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income available to common stockholders	$17,550	$14,641	$40,191	$29,394
Add back loss (deduct gain) from real estate dispositions(1)	24	—	24	(477)
Sub-total	17,574	14,641	40,215	28,917
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	10,990	9,713	21,921	19,109
Funds from operations available to common stockholders	$28,564	$24,354	$62,136	$48,026

Weighted-average common shares outstanding, basic	82,573	72,942	82,485	70,811
Effect of restricted stock awards	90	84	80	70
Assumed exercise of stock options	11	12	11	12
Deferred stock	—	—	2	—
Weighted-average common shares outstanding, diluted	82,674	73,038	82,578	70,893

Fund from operations per share available to common stockholders	$0.35	$0.33	$0.75	$0.68

Adjusted funds from operations:
Funds from operations available to common stockholders	$28,564	$24,354	$62,136	$48,026
Deduct litigation settlements	—	(526)	(4,527)	(526)
Deduct one-time cash revenue	—	(702)	—	(702)
Deduct FIN 46R adjustment	—	(45)	—	(90)
Deduct collection prior operator’s past due rental obligation	—	—	—	(650)
Deduct nursing home revenues	(4,363)	—	(8,787)	—
Add back non-cash provision for uncollectible accounts receivable	—	3,784	—	3,784
Add back non-cash provision for uncollectible accounts receivable – FIN 46R related	—	484	—	484
Add back non-cash provision for impairments on real estate properties(1)	—	—	70	1,514
Add back nursing home expenses	5,498	—	10,851	—
Add back one-time interest refinancing expense	526	—	526	—
Add back non-cash restricted stock expense	479	525	959	1,051
Adjusted funds from operations available to common stockholders	$30,704	$27,874	$61,228	$52,891

(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and one-time revenue and expense items.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The following table presents a reconciliation of our guidance regarding 2009 FFO and Adjusted FFO to net income available to common stockholders:

	2009 Projected
Per diluted share:
Net income available to common stockholders	$0.94	−	$0.97
Adjustments:
Depreciation and amortization	0.53	−	0.53
Funds from operations available to common stockholders	$1.47	−	$1.50

Adjustments:
Legal settlement income	(0.05)	−	(0.05)
Nursing home revenue and expense - net	0.02	−	0.02
Interest expense - refinancing	0.01	−	0.01
Impairment on real estate assets	0.00	−	0.00
Restricted stock expense	0.02	−	0.02
Adjusted funds from operations available to common stockholders	$1.47	−	$1.50

The following table summarizes the results of discontinued operations for assets held for sale and facilities sold during the three and six months ended June 30, 2009 and 2008, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands)
Revenues
Rental income	$—	$—	$—	$15

Expenses	—	—	—	—

Income before gain on sale of assets	—	—	—	15
Gain on assets sold – net	—	—	—	431
Discontinued operations	$—	$—	$—	$446

The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands)

Total operating revenues	$49,152	$43,735	$98,312	$84,601
Nursing home revenues of owned and operated assets	4,363	—	8,787	—
Revenues excluding nursing home revenues of owned and operated assets	$44,789	$43,735	$89,525	$84,601

Total operating expenses	$19,574	$16,952	$39,087	$30,956
Nursing home expenses of owned and operated assets	5,498	—	10,851	—
Expenses excluding nursing home expenses of owned and operated assets	$14,076	$16,952	$28,236	$30,956

This press release includes references to revenues and expenses excluding nursing home and operated assets, which are non-GAAP financial measures.  The Company believes that presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a real estate investment trust in view of the disposition of all but two of the Company's owned and operated assets and short term holding of owned and operated assets. The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending June 30, 2009:

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Licensed Beds	Investment	% Investment
Real Property(1)(3)	239	25,802	$1,398,011	93%
Loans Receivable(2)	15	1,840	100,630	7%
Total Investments	254	27,642	$1,498,641	100%

Investment Data	# of Properties	# of Licensed Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2) (3)	243	27,027	$1,438,950	96%	$53
Assisted Living Facilities	7	383	29,854	2%	78
Rehab Hospitals	4	232	29,837	2%	129
	254	27,642	$1,498,641	100%	$54

(1) Includes $19.2 million for lease inducement. (2) Includes $1.0 million of unamortized principal. (3) Excludes one facility classified as held for sale.

Revenue Composition ($000's)

Revenue by Investment Type (1)	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
Rental Property	$41,225	92%	$82,400	92%
Mortgage Notes	2,895	7%	5,771	7%
Other Investment Income	539	1%	1,150	1%
	$44,659	100%	$89,321	100%

Revenue by Facility Type (1)	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
Skilled Nursing Facilities	$43,216	97%	$86,360	97%
Assisted Living Facilities	599	1%	1,200	1%
Specialty Hospitals	305	1%	611	1%
Other	539	1%	1,150	1%
	$44,659	100%	$89,321	100%

(1) Excludes revenue from owned and operated assets.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$317,835	21%
Sun Healthcare Group, Inc.	40	212,584	14%
Advocat Inc.	40	149,309	10%
Guardian LTC Management (1)	23	145,171	10%
Signature Holdings, LLC	18	142,460	10%
Formation Capital	14	119,469	8%
Nexion Health, Inc.	19	79,951	5%
Essex Healthcare Corp.	13	79,564	5%
Alpha Healthcare Properties, LLC	8	55,834	4%
Mark Ide Limited Liability Company	10	36,264	2%
Remaining Operators (2) (3)	33	160,200	11%
	254	$1,498,641	100%

(1) Investment amount includes a $19.2 million lease inducement. (2) Includes $1.0 million of unamortized principal. (3) Excludes one facility classified as held for sale.

Concentration by State	# of Properties	Investment	% Investment
Ohio	47	$333,985	22%
Florida (2)	25	173,086	11%
Pennsylvania	23	150,225	10%
Texas	20	83,973	6%
West Virginia (1)	10	73,930	5%
Maryland	7	69,928	5%
Louisiana	14	55,343	4%
Colorado	8	53,828	3%
Arkansas	11	44,791	3%
Alabama	10	44,068	3%
Rhode Island	4	39,668	3%
Massachusetts	6	39,089	3%
Kentucky	10	36,966	2%
California	11	34,756	2%
Connecticut	4	30,582	2%
Remaining States (3)	44	234,423	16%
	254	$1,498,641	100%
(1) Investment amount includes a $19.2 million lease inducement. (2) Includes $1.0 million of unamortized principal. (3) Excludes one facility classified as held for sale.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
2009	-	-	-	0%
2010	496	1,431	1,927	1%
2011	4,598	68	4,666	3%
2012	3,175	-	3,175	2%
2013	24,717	-	24,717	14%
Thereafter	126,253	9,887	136,140	80%
$159,239	$11,386	$170,625	100%

(1) Based on 2009 contractual rents and interest (assumes no annual escalators).

Selected Facility Data
TTM ending 3/31/09	Coverage Data
% Revenue Mix	Before	After
Census (1)	Private	Medicare	Mgmt. Fees	Mgmt. Fees
Total Portfolio	85.4%	9.3%	25.4%	2.0	x	1.6	x

(1)	Based on available beds.

The following table presents a debt maturity schedule for the period ending June 30, 2009:

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Senior Notes	Total
	2009	$-	$-	$-
	2010	-	-	-
	2011	-	-	-
	2012	200,000	-	200,000
	2013	-	-	-
	Thereafter	-	485,000	485,000
		$200,000	$485,000	$685,000

(1) Reflected at 100% borrowing capacity.

The following table presents investment activity for the three- and six- month periods ending June 30, 2009:

Investment Activity ($000's)
	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%	$-	0%
Mortgages	-	0%	-	0%
Other	3,693	100%	6,675	100%
Total	$3,693	100%	$6,675	100%